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                                                                       Exhibit 5
                                                                       ---------

                               February 23, 2001

InterTrust Technologies Corporation
4750 Patrick Henry Drive
Santa Clara, California 95054

                    Re: InterTrust Technologies Corporation (the "Company") Registration Statement for an aggregate of 10,956,905 of Shares of Common Stock

Ladies and Gentlemen:

     We refer to Registrant's registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 3,000,000 shares of Common Stock available for issuance under the 1999 Equity Incentive Plan, (ii) 700,000 shares of Common Stock available for issuance under the 1999 Employee Stock Purchase Plan, (iii) 700,000 shares of Common Stock available for issuance under the 1999 Non-Employee Director Option Plan, (iv) 5,000,000 shares of Common Stock under the 2000 Supplemental Plan, (v) 1,196,905 shares of Common Stock available for issuance upon the Company's assumption of the options granted under PublishOne, Inc, 1999 Stock Plan, and (vi) 360,000 Shares Acquired under a Written Compensatory Agreement with Gregory S. Wood. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Director Option Plan, 2000 Supplemental Plan, PublishOne, Inc. 1999 Stock Plan, and the Shares Acquired under a Written Compensatory Agreement with Gregory S. Wood and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the
                            Registration Statement.

                            Very truly yours,


                            /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                                Hachigian, LLP
                            ___________________________________________________
                            Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP